Darryl Payne Films, Producer, Owner, & The Creator of The Legends of Classic Soul Concerts hereby grants a license to TV Channels Network Inc, on this Day of January 27th, 2023 to all live recorded concerts of The Legends of Classic Soul to TV Channels Network Inc, streaming services. The rights herein shall be for all video formats for a period of 6 years.

Darryl Payne shall work out additional financial terms for this license at a future date with TV Channels Network Inc Board of Directors.

All rights shall revert back to Darryl Payne in the event of the following:

1.TV Channels Network Inc fails to go public on NASDAQ.

2.In the event of TV Channels Network becomes insolvent in any way.

3.TV Channels Network Inc is entering any type of bankruptcy.

4.Is a receivership from a USA court and or any judge.

This agreement can be extended for an additional period if the terms are agreed to by both parties.

This agreement shall be construed according to the Laws of The State of Nevada.

Agreed & Accepted

/s/ Darryl Payne

Darryl Payne of Darryl Payne Films

Agreed & Accepted

/s/ Darryl Payne

TV Channels Network Inc,

CEO Darryl Payne